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                                                                                                                       Exhibit 11
                                                                                                                       ------------

                        SOUTHDOWN, INC. AND SUBSIDIARIES

                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
               (In millions, except per share amounts - Unaudited)

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                                                                           Three Months Ended                Nine Months Ended
                                                                             September 30,                     September 30,
                                                                      ---------------------------       ---------------------------
                                                                           1996           1995              1996            1995
                                                                      ------------    -----------       -----------     -----------

Earnings (loss) for primary earnings per share:
  Earnings before extraordinary charge and
    preferred stock dividends                                         $      27.4   $       16.5      $       51.1    $       31.0
  Preferred stock dividends                                                  (2.4)          (2.4)             (7.3)           (7.3)
                                                                      ------------    -----------       -----------     -----------
  Earnings before extraordinary charge                                       25.0           14.1              43.8            23.7
  Extraordinary charge, net of income taxes                                   -              -               (11.4)            -
                                                                      ------------    -----------       -----------     -----------
Net earnings for primary earnings per share                           $      25.0   $       14.1      $       32.4    $       23.7
                                                                      ============    ===========       ===========     ===========

Earnings (loss) for fully diluted earnings per share:
  Earnings before extraordinary charge and
    preferred stock dividends                                         $      27.4   $       16.5      $       51.1    $       31.0
  Antidilutive preferred stock dividends                                      -              -                 -              (3.7)
                                                                      ------------    -----------       -----------     -----------
  Earnings before extraordinary charge                                       27.4           16.5              51.1            27.3
  Extraordinary charge, net of income taxes                                   -              -               (11.4)            -
                                                                      ------------    -----------       -----------     -----------
Net earnings for fully diluted earnings per share                     $      27.4   $       16.5      $       39.7    $       27.3
                                                                      ============    ===========       ===========     ===========

Average shares outstanding:
  Common stock                                                               17.4           17.3              17.3            17.3
  Common stock equivalents from assumed exercise of
      stock options and warrants (treasury stock method)                      0.5            0.3               0.6             0.2
                                                                      ------------    -----------       -----------     -----------
Total for primary earnings per share                                         17.9           17.6              17.9            17.5

  Other potentially dilutive securities:
     -  additional common stock equivalent from assumed
        conversion of stock options and warrants at ending
        market price                                                          0.1            -                 -               -
     - assumed conversion of Series A convertible
        preferred stock at one-half share of common stock                     1.0            1.0               1.0             1.0
     - assumed conversion of Series B convertible
        preferred stock at 2.5 shares of common stock                         2.3            2.3               2.3             2.3
     - assumed conversion of the Series D convertible
        preferred stock at 1.51 shares of common stock                        2.6            2.6               2.6             2.6
                                                                      ------------    -----------       -----------     -----------
  Total for fully diluted earnings per share                                 23.9           23.5              23.8            23.4

  Less:  Antidilutive securities
           Series D preferred stock                                           -              -                 -              (2.6)
                                                                      ------------    -----------       -----------     -----------
                                                                             23.9           23.5              23.8            20.8
                                                                      ============    ===========       ===========     ===========
Earnings (loss) per share:
Primary
    Earnings before extraordinary charge                              $       1.39    $      0.80       $      2.44     $     1.35
    Extraordinary charge, net of income taxes                                 -              -                (0.63)           -
                                                                      ------------    -----------       -----------     -----------
                                                                      $       1.39    $      0.80       $      1.81     $     1.35
                                                                      ============    ===========       ===========     ===========
Fully diluted
    Earnings before extraordinary charge                              $       1.15    $      0.70       $      2.14     $     1.31
    Extraordinary charge, net of income taxes                                 -              -                (0.48)           -
                                                                      ------------    -----------       -----------     -----------
                                                                      $       1.15    $      0.70       $      1.66     $     1.31
                                                                      ============    ===========       ===========     ===========

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